UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 5, 2010

Kimco Realty Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3333 New Hyde Park Road Suite 100 New Hyde Park, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 869-9000

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information contained in this Item 2.02 of the Current Report on Form 8-K of Kimco Realty Corporation (the “Company”) is being furnished pursuant to “Item 2.02 – Results of Operations and Financial Condition” and “Item 7.01 – Regulation FD Disclosure” of Form 8-K.

On August 5, 2010, Kimco Realty Corporation issued a press release revising its second quarter 2010 operating results to reflect second quarter net income available to common shareholders of $12.8 million, or $0.03 per diluted share, due to the correction of gain on disposition of operating properties, net of tax, in the second quarter to $2.4 million from $5.3 million. This adjustment impacts previously reported net income available to common shareholders and related per share amounts, but does not affect reported funds from operations (FFO) or FFO per diluted share.   A copy of the press release is furnished as Exhibit 99.1 to this report.

A copy of the Company’s press release is an exhibit to this Current Report on Form 8-K and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

		By:	/s/ Glenn G. Cohen
			Name:	Glenn G. Cohen
			Title:	Executive Vice President,
Chief Financial Officer and
Treasurer

Dated:	August 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 5, 2010 issued by Kimco Realty Corporation